Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 28, 2019 with respect to the carve-out financial statements of the outdoor business of Clear Channel Holdings, Inc. included in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-228986) and related Prospectus for the registration of 55,327,672 shares of its common stock.

/s/ Ernst & Young LLP

San Antonio, Texas

March 28, 2019